Registration No. 333-
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               SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC 20549
               ----------------------------------
                            FORM S-8
                     REGISTRATION STATEMENT
                            UNDER THE
                     SECURITIES ACT OF 1933

               ----------------------------------

                      WEYERHAEUSER COMPANY
     (Exact Name of Registrant as Specified in Its Charter)

STATE OF WASHINGTON                         91-0470860
(State or Other Jurisdiction of           (I.R.S. Employer
Incorporation or Organization)          Identification No.)

                  33663 WEYERHAEUSER WAY SOUTH
                    FEDERAL WAY, WASHINGTON       98003
       (Address of Principal Executive Offices)  (Zip Code)

     WEYERHAEUSER COMPANY INVESTMENT GROWTH AND PERFORMANCE SHARE PLAN
              NORPAC HOURLY 401(K) AND PERFORMANCE SHARE PLAN
      WEYERHAEUSER COMPANY HOURLY 401(K) AND PERFORMANCE SHARE PLAN -
                              NUMBER ONE
      WEYERHAEUSER COMPANY HOURLY 401(K) AND PERFORMANCE SHARE PLAN -
                              NUMBER TWO
                         (Full Title of the Plans)

SANDY D. MCDADE                         Copies to:
Secretary                               ----------
Weyerhaeuser Company                    Claire S. Grace
Tacoma, Washington  98477               Weyerhaeuser Company
(253) 924-5272                          Tacoma, Washington   98477
                                        (253) 924-5548
(Name, Address and Telephone Number of Agent For Service)
                    -----------------------------------

                      CALCULATION OF REGISTRATION FEE
==========================================================================
                                Proposed        Proposed
 Title of                       Maximum          Maximum
Securities        Amount        Offering        Aggregate      Amount of
   to be           to be          Price         Offering      Registration
Registered      Registered      Per Share         Price            Fee
--------------------------------------------------------------------------
Weyerhaeuser
Company Shares, 3,625,000(2)(3) $50.8438(4) $184,308,594(2)(5)  $54,371.04
par value $1.25
per share(1)
==========================================================================
-----------------------------------
     1 In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.
     2 Pursuant to Instruction E to Form S-8, this registration statement registers additional shares of the Registrant's Common Stock for the following benefit plans in the following amounts and for the following estimated aggregate value: 3,000,000 shares with an estimated aggregate value of $152,531,250 for the Weyerhaeuser Company Investment Growth and Performance Share Plan, 50,000 shares with an estimated aggregate value of $2,542,188 for the NORPAC Hourly 401(k) and Performance Share Plan,
500,000 shares with an estimated aggregate value of $25,421,875 for the Weyerhaeuser Company Hourly 401(k) and Performance Share Plan - Number One, and 75,000 shares with an estimated aggregate value

                                 Part II:
            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents listed in (a) through (e) below are incorporated herein by reference and all documents subsequently filed pursuant to Section 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 28, 1997 filed with the Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Exchange Act as amended; which contains audited financial statements for the Registrant's latest fiscal year.

     (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant document referred to in (a) above.

     (c) The description of the Registrant's Common Stock contained in a registration statement filed under Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

     (d) The contents of Registration statement numbers 33-60521, 33-60527, 333-10165 and 33-60529 filed with the Securities and Exchange Commission, including any amendments or reports filed for the purpose of updating such statements.

     (e) All annual reports on Form 11-K filed by the Registrant's Hourly 401(k) Plan pursuant to Section 15(d) of the Exchange Act after the date hereof.

Item 4.  Description of Securities.

     Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not Applicable.


Item 6.  Indemnification of Directors and Officers.

     The Registrant's By-laws provide that the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, officer or employee of the corporation, or who is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic

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of  $3,813,281 for the Weyerhaeuser Company Hourly 401(k)  and Performance
Share Plan - Number Two. The aggregate value is estimated based upon the Proposed Maximum Offering Price Per Share (see footnote 4) of $50.8438.
     3 Includes an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the plan as the result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock of the Registrant.
     4 The price per share is estimated to be $50.8438 based on the average of the high ($51.8125) and low ($49.875) for the common stock as reported on the New York Stock Exchange on June 10, 1998.
     5 Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended.

corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the person in connection with such action, suit or proceeding to the fullest extent and in the manner set forth in and permitted by the Business Corporation Act of the State of Washington (the "Act"), and any other applicable law, as from time to time in effect. Section 23B.08.510 of the Act, as amended, authorizes a court to award, or a corporation to grant, subject to certain limitations, indemnity to its directors and officers against reasonable expenses actually incurred in defending litigation against them in their capacities as directors and officers. This indemnity to directors and officers is sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. Pursuant to section 23B.08.560 of the Act, the scope of the indemnification to the Registrant's directors and officers includes a right to indemnification for all expense, liability, and loss (including attorneys' fees, judgments, fines, ERISA excise taxes, penalties and amounts paid in settlement) actually incurred by any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative. Pursuant to the Registrant's Restated Articles of Incorporation, if the Washington Business Corporation Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Registrant shall be eliminated or limited to the fullest extent permitted by the Washington Business Corporation Act, as so amended. The Registrant's Restated Articles of Incorporation also implements section 23B.08.320 which permits a corporation to limit the personal liability of directors to the corporation or its shareholders for monetary damages. The Registrant may also indemnify and advance expenses under RCW 23B.08.510 through 23B.08.560 to an employee or agent of the corporation who is not a director to the same extent as to a director.

  The Registrant has obtained and maintains a standard form officers'and directors' liability insurance policy insuring its officers and directors against certain liabilities for certain acts or omissions while acting in their official capacity including liability under the Securities Act of 1933.

Item 7.  Exemption from Registration Claimed.

     Not Applicable.

Item 8.  Exhibits.


 Exhibit
  Number                  Description
----------  --------------------------------------------------------------
   5.1      Legality Opinion of Claire S. Grace
   5.2      ERISA undertaking is contained in Item 9(e)
   23.1     Consent of Attorney (included in opinion filed as Exhibit 5.1)
   23.2     Consent of Arthur Andersen LLP
    24      Power of Attorney (see signature page)

Item 9.  Undertakings.

(a)  The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 as amended;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement;
        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraph (a)(1)(i) and (a)(1)(ii) do not
--------- -------
apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the Registration Statement.

     (2) That, for purposes of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended,) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  The undersigned Registrant hereby undertakes

     (1) To deliver or cause to be delivered with the prospectus to each employee to whom the prospectus is sent or given, a copy of the Registrant's annual report to shareholders for its last fiscal year, unless such employee otherwise has received a copy of such report in which case the Registrant shall state in the prospectus that it will promptly furnish, without charge, a copy of such report on written request of the employee. If the last fiscal year of the issuer has ended within 120 days prior to the use of the prospectus, the annual report of the Registrant for the preceding fiscal year may be so delivered, but within such 120 day period the annual report for the last fiscal year will be furnished to each such employee.

     (2) To transmit or cause to be transmitted to all employees participating in the plan who do not otherwise receive such material as shareholders of the Registrant, at the time and in the manner such material is sent to its shareholders, copies of all reports, proxy statements and other communications distributed to its shareholders generally.

     (3)  Where interests in a plan are registered herewith, to transmit or cause to be transmitted promptly, without charge, to any participant in the plan who makes a written request, a copy of the then latest annual report of the plan filed pursuant to Section 15(d) of the Securities Exchange Act of 1934 (Form 11-K). If such report is filed separately on Form 11-K, such form shall be delivered upon written request. If such report is filed as a part of the Registrant's annual report on Form 10-K, that entire report (excluding exhibits) shall be delivered upon
written request.   If such report is filed as a part of the Registrant's
annual report to shareholders delivered pursuant to paragraph (1) or (2) of this undertaking additional delivery shall not be required.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(e) The undersigned Registrant hereby undertakes that the Registrant will submit or has submitted the Plan to the Internal Revenue Service (the "IRS") in a timely manner and will make all changes required by the IRS to qualify the Plan.

                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of King, State of Washington, on this 11th day of June, 1998.

                                   WEYERHAEUSER COMPANY


                                   By   /s/ Sandy D. McDade
                                        ---------------------
                                        Sandy D. McDade
                                        Secretary


                             POWER OF ATTORNEY
                             -----------------

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert A. Dowdy, Sandy D. McDade and Claire S. Grace, and each of them, as true and lawful attorneys-in-fact, with full power of substitution and resubstitution, to execute in the name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as could be done in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                          Title                 Date
--------------------------------------------------------------------------

/s/ Steven R. Rogel                President, Chief       June 11, 1998
-----------------------           Executive Officer
    Steven R. Rogel                  and Director


/s/ William C. Stivers             Executive Vice         June 11, 1998
-----------------------          President and Chief
    William C. Stivers            Financial Officer


/s/ Kenneth J. Stancato             Vice President        June 11, 1998
-----------------------             and Controller
    Kenneth J. Stancato

     Signature                          Title                 Date
--------------------------------------------------------------------------

/s/ W. John Driscoll                   Director           June 11, 1998
-----------------------------------
    W. John Driscoll


/s/                                    Director
-----------------------------------
    Philip M. Hawley


/s/ Martha R. Ingram                   Director           June 11, 1998
-----------------------------------
    Martha R. Ingram


/s/ John I. Kieckhefer                 Director           June 11, 1998
-----------------------------------
    John I. Kieckhefer


/s/ Rt. Hon. Donald F. Manzankowski    Director           June 11, 1998
-----------------------------------
Rt. Hon. Donald F. Manzankowski


/s/ William D. Ruckelshaus             Director           June 11, 1998
-----------------------------------
William D. Ruckelshaus


/s/ Richard H. Sinkfield               Director           June 11, 1998
-----------------------------------
Richard H. Sinkfield


/s/ James N. Sullivan                  Director           June 11, 1998
-----------------------------------
James N. Sullivan


/s/ George H. Weyerhaeuser             Director           June 11, 1998
-----------------------------------
George H. Weyerhaeuser

                              PLAN SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, as amended, each of the following Plans has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Federal Way, State of Washington, on this 11th day of June, 1998.



                              WEYERHAEUSER COMPANY INVESTMENT GROWTH AND
                                PERFORMANCE SHARE PLAN

                              NORPAC HOURLY 401(K) AND PERFORMANCE SHARE
                                PLAN

                              WEYERHAEUSER COMPANY HOURLY 401(K) AND
                                PERFORMANCE SHARE PLAN - NUMBER ONE

                              WEYERHAEUSER COMPANY HOURLY 401(K) AND
                                PERFORMANCE  SHARE PLAN - NUMBER TWO



                              By        /s/ Kenneth B. Wallace
                                ----------------------------------------
                                        Kenneth B. Wallace
                                        Director-Employee Benefits

                             INDEX TO EXHIBITS


Exhibit                                                       Sequentially
 Number                   Description                        Numbered Page
--------    -----------------------------------------------  -------------
   5.1      Legality Opinion of Claire S. Grace                   11
   5.2      ERISA undertaking is contained in Item 9(e)            5
   23.1     Consent of Attorney (included in opinion filed
              as Exhibit 5.1)                                     11
   23.2     Consent of Arthur Andersen LLP                        13
    24      Power of Attorney (see signature page)                 6

                           Exhibit 5.1

June 11, 1998



Re: Registration on Form S-8 of Shares of Common Stock, par value of $1.25 per share, of Weyerhaeuser Company.


Ladies and Gentlemen:

Reference is made to the Registration Statement on Form S-8 pursuant to the Securities Act of 1933, as amended (the "Act"), which is being filed with the Securities and Exchange Commission by Weyerhaeuser Company, a Washington corporation (the "Company") on or about June 12, 1998 (the "Registration Statement") relating to the registration of interests in the Weyerhaeuser Company Investment Growth and Performance Share Plan; the NORPAC Hourly 401(k) and Performance Share Plan; the Weyerhaeuser Company Hourly 401(k) and Performance Share Plan - Number One; and the Weyerhaeuser Company Hourly 401(k) and Performance Share Plan - Number Two (collectively, the "Plans") and related Weyerhaeuser Company Common Stock, which may be sold pursuant to the Plans. The shares of Common Stock issued pursuant to the Plans may be either issued directly from the Company or purchased on the open market. This opinion is limited to those shares of Common Stock which may be originally issued (the "Shares").

I have examined and am familiar with the Registration Statement, the Plans and such documents and records of the Company and other documents as I have deemed necessary for the purpose of this opinion. In giving this opinion, I am assuming the authenticity of all instruments presented to me as originals, the conformity with originals of all instruments presented to me as copies and the genuineness of all signatures.

Based upon and subject to the foregoing and giving regard to legal considerations I deem relevant, I am of the opinion that the Shares have been duly authorized and that, upon the due execution by the Company and the registration by its registrar of such Shares and the issuance and sale thereof by the Company in accordance with the terms of the Plans, and the receipt of consideration therefor in accordance with the terms of the Plans, such Shares will be validly issued, fully paid and nonassessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,


/s/ Claire S. Grace


Claire S. Grace
Senior Legal Counsel

                               Exhibit 23.2

                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our reports dated February 11, 1998 included (or incorporated by reference) in Weyerhaeuser Company's Annual Report on Form 10-K for the fiscal year ended December 28, 1997, and to all references to our Firm included in this registration statement.


                              ARTHUR ANDERSEN LLP


Seattle, Washington
June 11, 1998



                                    13